Exhibit 10.1
FORM OF SUBSCRIPTION AGREEMENT

GeneDx Holdings Corp.
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
1.This Subscription Agreement (this “Agreement”) is made as of the date set forth below between GeneDx Holdings Corp., a Delaware corporation (the “Company”), and the Investor.
2.The Company has authorized the sale and issuance to certain investors of up to an aggregate of 100,000,000 shares (the “Shares”) of its Class A Common Stock, par value $0.0001 per share (the “Common Stock”). The purchase price of the Shares will be $0.35 per share (the “Common Stock Purchase Price”).
3.The offering and sale of the Shares (this “Offering”) is being made pursuant to (1) an effective registration statement on Form S-3 (File No. 333-267112) (including the prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and (2) a prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of this Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).
4.The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below at the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the offering under this Agreement is not being underwritten.
5.The Investor acknowledges that (i) there is no minimum offering amount and (ii) the Investor’s obligations under this Agreement, including the obligation to purchase Shares, are expressly not conditioned on the purchase by any or all of the Other Investors (as defined in Annex I hereto) of the Shares that they have agreed to purchase from the Company or the sale by the Company of any specified aggregate number of Shares. Notwithstanding the foregoing, the Investor’s obligation to consummate the purchase hereunder is contingent upon the substantially concurrent consummation of the concurrent registered public offering referred to in Annex I, which shall have occurred immediately prior to the Initial Closing (as defined in Section 3.1 of Annex I hereto).
6.The settlement of the Shares purchased by the Investor shall be by delivery in book entry form (or, if requested by the Investor in writing in advance of the applicable Closing (as defined in Annex I hereto), in certificated form, duly executed on behalf of the Company and countersigned by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), free and clear of any liens or other restrictions whatsoever (other than those arising under (i) state or federal securities laws and (ii) the lock-up terms set forth in Annex II in respect of the Shares), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, with a copy of the records of the Transfer Agent showing the Investor as the owner of the applicable Shares on and as of the Initial Closing Date or the Second Closing Date (each, as defined in Annex I hereto), as applicable.
AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL AT THE APPLICABLE CLOSING REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR AT SUCH CLOSING TO THE FOLLOWING ACCOUNT:
Bank:
Routing#:
Acct#:
Acct Name:
IT IS THE INVESTOR’S RESPONSIBILITY TO MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES, THE SECURITIES MAY NOT BE DELIVERED AT THE APPLICABLE CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM SUCH CLOSING ALTOGETHER.
7.The Investor represents that, (a) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the applicable Closing, and (b) prior to the satisfaction of the Shareholder Approval Condition (as defined in Annex I hereto), neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with this Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

8.The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding this Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act of 1933, as amended (the “Act”), including the Prospectus Supplement and oral communications.
9.No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.
10.The Investor agrees to be bound by the lock-up terms set forth in Annex II in respect of the Shares, which is incorporated herein by reference as if fully set forth herein. Following the expiration of the lock-up terms set forth in Annex II in respect of the Shares, the Company shall use its commercially reasonable efforts to remove any Stop Transfer Instructions (as defined in Annex II) thereon and issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel and other customary paperwork, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Act and such holder agrees to sell, assign or otherwise transfer such securities in accordance with such valid exemption from the registration requirements of the Act, or (ii) the Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144 under the Act (“Rule 144”), including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Company to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Company with customary paperwork including an undertaking to effect that any sales or other transfers will occur in accordance with Rule 144. The Company shall be responsible for the fees of the Transfer Agent and all DTC fees associated with such issuance and the Investor shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes).

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Number of Shares to be sold at Initial Closing:
Number of Shares to be sold at Second Closing:
Purchase Price Per Share: $0.35
Aggregate Purchase Price payable at the Initial Closing:
Aggregate Purchase Price payable at the Second Closing:
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:

INVESTOR

By:

Print Name:

Title:

Address:

Facsimile:

Agreed and Accepted
This day of January [●], 2023

GENEDX HOLDINGS CORP.

By:

Print Name:

Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES
1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, including the satisfaction of the Shareholder Approval Condition (as defined below), the Company has authorized the sale of the Shares.
2. Agreement to Sell and Purchase the Shares.
2.1 At each of the Initial Closing and the Second Closing (each as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the applicable number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
2.2 The Company may enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) except for Section 10 of the Agreement, which will apply only to the Investor and any Other Investors that are affiliates of the Investor, and may complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
3. Closings and Delivery of the Shares and Funds.
3.1 Closing. The completion of the purchase and sale of the Shares to be sold at the Initial Closing as set forth on the Signature Page (such Shares, the “Initial Closing Shares” and such Closing, the “Initial Closing”) shall occur upon delivery of the Initial Closing Shares against payment therefor on or about January 30, 2023 which is the second (2) business day following the date of pricing of the Shares, or at such earlier date as the Company and Investors shall agree (the “Initial Closing Date”), in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The completion of the purchase and sale of the Shares to be sold at the Second Closing as set forth on the Signature Page (such Shares, the “Second Closing Shares;” such Closing, the “Second Closing;” and each of the Initial Closing and the Second Closing is referred to as a “Closing”) shall occur upon delivery of the Second Closing Shares against payment therefor on the second (2) business day following the date on which the Shareholder Approval Condition (as defined below) is first satisfied (the “Second Closing Date”), in accordance with Rule 15c6-1 promulgated under the Exchange Act. At each Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the applicable number of Shares to be purchased at such Closing as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the applicable Shares being purchased by the Investor at such Closing as set forth on the Signature Page will be delivered by or on behalf of the Investor to the Company.
3.2 Conditions to the Company’s Obligations. (a) The Company’s obligation to issue and sell the Initial Closing Shares to the Investor at the Initial Closing shall be subject to (i) the receipt by the Company of the purchase price for the Initial Closing Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Initial Closing Date. The Company’s obligation to issue and sell the Second Closing Shares to the Investor at the Second Closing shall be subject to (i) the receipt by the Company of the purchase price for the Second Closing Shares being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Second Closing Date, and (iii) the approval of the issuance of the Second Closing Shares by the stockholders of the Company under applicable NASDAQ Listing Rules or receipt of evidence reasonably satisfactory to Investor of the waiver by NASDAQ of such stockholder approval requirement (this clause (ii), the “Shareholder Approval Condition”).
(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Initial Closing Shares at the Initial Closing as set forth on the Signature Page will be subject to the completion of this Offering by the Company as contemplated by this Agreement. The Investor’s obligation to purchase the Second Closing Shares at the Second Closing as set forth on the Signature Page will be subject to the satisfaction of the Shareholder Approval Condition. If the Shareholder Approval Condition has not been satisfied by October 26, 2023, Investor may terminate its obligation to purchase the Second Closing Shares at the Second Closing by written notice to the Company.
(c) Disclaimer Regarding Partial Settlement. Except as provided in Section 5 of the Agreement, the Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company or the sale by the Company of any specified aggregate number of Shares to the Other Investors or in the concurrent registered public offering being conducted by the Company.
3.3 Delivery of Funds. After the execution of this Agreement by the Investor and the Company, at each Closing the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor at such Closing to the following account designated by the Company:

Bank:
Routing#:
Acct#:
Acct Name:
Investor shall also furnish the Company a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

4. Representations, Warranties and Covenants of the Investor.
The Investor acknowledges, represents and warrants to, and agrees with, the Company that:
4.1      The Investor (a) is knowledgble, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Initial Closing Date and the Second Closing Date, as applicable, (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information, and not any other preliminary or final prospectus pursuant to the Registration Statement and (d) the Investor it is responsible for conducting its own due diligence investigation with respect to the Company and this Offering, it is purchasing shares in this Offering based on the results of its own due diligence investigation of the Company, it has negotiated this Offering directly with the Company and the decision to invest in this Offering will involve a significant degree of risk, including a risk of total loss of such investment.

4.2       (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3       The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4       The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares. The Investor acknowledges that the Company is conducting a concurrent public offering of Common Stock through an underwriter (the “Underwriter”). Investor acknowledges that the Underwriter has not made any offer, representation or warranty with respect to this Offering, and Investor has not relied, and will not rely, on any statement made by the Underwriter, orally or in writing, to the contrary.

4.5       Since the date on which the Company first contacted such Investor about this Offering, the Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) and has not violated its obligations of confidentiality. Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers..
5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.
6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

    (a)    if to the Company, to:
GeneDx Holdings Corp.
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
Attention: Chief Financial Officer
with copies to:
Ethan Skerry
Per Chilstrom
Fenwick & West LLP
902 Broadway, 14th floor
New York, New York 10010
Email:
(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
11. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or electronic signature page were an original thereof. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.
13. Press Release. The Company and the Investor agree that the Company shall issue a press release announcing this Offering and disclosing all material terms and conditions of this Offering prior to the opening of the financial markets in New York City on the business day after the date hereof at the latest.
14. Shareholder Approval Condition. The Company shall use its reasonable best efforts to cause the Shareholder Approval Condition to be satisfied following the Initial Closing.
15. Adjustment. In the event the Company effects a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Common Stock after the date of this Agreement and prior to a Closing, the number of Shares and the purchase price thereof (including the Common Stock Purchase Price) to be sold and delivered at such Closing shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

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Exhibit A
INVESTOR QUESTIONNAIRE
Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (attach additional sheets, if necessary). You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares **:

8.	Account Number at DTC Participant being credited with the Shares:
** In order to ensure timely settlement, please cause your broker or custodian to include the name of the ultimate beneficial holder or sub-account to which the Shares shall be credited in the DWAC authorization request.

ANNEX II

The Investor agrees that, during the period beginning from the date of this Agreement and continuing to and including the date six months after the date of Prospectus Supplement (such period, the “Lock-Up Period”), the Investor shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the Investor, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Investor or someone other than the Investor), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The Investor represents and warrants that the Investor is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.
Notwithstanding the foregoing, the Investor may:
(a)transfer the Investor’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the Investor is a natural person, to any member of the Investor’s immediate family (for purposes of this Annex II, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the Investor or the immediate family of the Investor or, if the Investor is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the Investor and the immediate family of the Investor are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the Investor is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Act) of the Investor, or to any investment fund or other entity which fund or entity is controlled or managed by the Investor or affiliates of the Investor, or (B) as part of a distribution by the Investor to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (ix) in connection with a sale of the Investor’s Lock-Up Securities acquired in open market transactions after the Initial Closing Date, (x) in connection with the vesting, conversion, settlement, exchange or exercise of restricted stock units, options, warrants or other rights to purchase or receive shares of Common Stock (including, in each case, a transfer to the Company by way of “net” or “cashless” exercise or a sale in the market to cover the payment of tax withholdings or remittance payments due in connection with such vesting, conversion, settlement, exchange or exercise), or in connection with the exercise or redemption of warrants or the conversion or redemption of convertible securities, in all such cases pursuant to equity awards or rights granted under a stock incentive plan, other equity award plan or stock purchase plan or inducement awards, or pursuant to the terms of warrants or convertible securities, each as described in the Registration Statement and the Prospectus, provided that any Lock-Up Securities received upon such vesting, conversion, settlement, exchange, exercise or redemption, and after giving effect to such transfers to the Company or sale to cover transactions, shall be subject to the terms of this Annex II, (xi) in connection with Shares held by investment funds and accounts advised by the Investor pledge and/or lend or hypothecate such Shares pursuant to standard margin and pledge agreements entered into by such investment funds or accounts with its brokers in the ordinary course of their business, or (xii) with the prior written consent of the Company; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Annex II, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Annex II;
(b)enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the Investor’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period; and
(c)transfer the Investor’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Investor’s Lock-Up Securities shall remain subject to the provisions of this Annex II.
Nothing in this Annex II shall preclude sales or transfers of Lock-Up Securities pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) in effect as of the date of the Prospectus, provided that any filing under Section 16 of the Exchange Act made in connection with such sales shall clearly indicate in the footnotes thereto that such disposition of Lock-Up Securities was pursuant to a 10b5-1 Plan.

If the Investor is not a natural person, the Investor represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has agreed to lock-up terms in substantially the same form as this Annex II, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the Investor.
The Investor now has, and, except as contemplated by clauses (a) and (c) of the second paragraph of this Annex II, for the duration of this Annex II will have, good and marketable title to the Investor’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The Investor also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Investor’s Lock-Up Securities except in compliance with the foregoing restrictions (“Stop Transfer Instructions”).